                                                                   EXHIBIT 10.28

                          LEASE AMENDMENT AGREEMENT #3

This Lease Amendment Agreement #3 ("Amendment") is made and entered into this 23 day of March 2001 by and between Mission West Properties, L.P. II, a Delaware limited partnership ("Lessor") and Gadzoox Networks, Inc., a Delaware corporation ("Lessee").

                                    RECITALS

A. Lessee currently leases from Lessor approximately 64,805 square feet of space located at 5850 Hellyer Avenue, San Jose, California ("Phase I" and "Phase II") pursuant to that certain lease dated August 13, 1998 and Amended under Lease Amendment Agreement #1 dated December 30, 1998 and Lease Amendment Agreement #2 dated April 30, 2000 (collectively referred to herein as the "Lease"). Lessee agreed to lease approximately 73,312 square feet at 5750 Hellyer Avenue ("Phase III") under Lease Amendment Agreement # 2(the "Phase III Premises").

B. Lessee has elected and Lessor has agreed to amend the Lease subject to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree to amend the Lease as follows:

     1. Lessee has advised Lessor that Lessee does not require the use of the Phase III Premises, and wishes to Sublease or otherwise dispose of the Phase III Premises. Lessor hereby agrees to seek a replacement tenant to directly lease the Phase III Premises.

     2. Lessor will not cancel Lease on Phase III until a suitable tenant is obtained at equal or higher rent and similar terms. Lessor will not unreasonably withhold its consent to a proposed replacement tenant or tenants for the Phase III Premises. Upon the execution of a direct lease to a new tenant, (i) Lease Amendment #2 shall be cancelled in its entirety, and its provisions shall be void ab inititio and (ii) Lessee shall be released of its obligations under the Lease for the Phase III premises, effective as of the commencement of such lease. Lessor hereby confirms that any and all obligations of Lessee to issue to Lessor the warrant described in Paragraph 13 of Lease Amendment #2 are hereby terminated.

     3. Lessor will finish the basic shell building on approximately May 1, 2001. Lessee Improvements will take approximately 75 to 90 days. However, Lessor cannot start Lessee Improvements until a tenant is obtained. The new tenant will need 30 to 60 days to get their plans ready for construction.

     4. Lessor will make every reasonable effort to rent Phase III as soon as possible, but advises Lessee that a very weak market exists in the Silicon Valley at this time. Lessor will split building for two tenants on Lessee's request.

     5. The following are Lessor's terms for using its best efforts to lease Phase III to a new tenant:

          a. Rent on the basic shell at $113,344 per month, plus property taxes and insurance and gardening, will commence on August 1, 2001 and will continue until the building is occupied (or a replacement tenant has commenced paying rent, if sooner).

          b. Lessee will give Lessor a warrant for 50,000 shares of Gadzoox stock for 3 years at $3.00/share as of execution of this Agreement on standard warrant terms with a net exercise option. Lessee will give Lessor an additional warrant for 50,000 shares of Gadzoox stock for 3 years at $3.00/share as a "success fee" if Lessor is able to lease Phase III for a net loss to Lessee of $300,000 or less.

                                                                          1 of 2

          c. Lessor may owe a commission to B.T. Commercial ("B.T."") as a consequence of Lease Amendment Agreement #2. Lessor will attempt to get such commission waived by B.T. Lessee and Lessor will split evenly the cost of any commission due to B.T. Commercial if Lessor is unable to get said commission waived. Lessor represents that the total maximum exposure to B.T. Commercial is $126,500. The commercially reasonable commission on new lease must be covered by higher new rental rate. d. The unapplied balance of the Security Deposit of $166,712 will be promptly refunded to Lessee upon a replacement tenant entering the Premises or commencing the payment of rent.

     6. AUTHORITY: Each party executing this Amendment represents and warrants that he or she is duly authorized to execute and deliver this Amendment. If executed on behalf of a corporation, that this Amendment is executed in accordance with the by-laws of said corporation (or a partnership that this Amendment is executed in accordance with the partnership agreement of such partnership), that no other party's approval or consent to such execution and delivery is required, and that this Amendment is binding upon said individual, corporation (or partnership) as the case may be in accordance with its terms.

     7. RATIFICATION OF LEASE: Except as modified herein, the Lease is hereby ratified, approved and confirmed upon all the terms, covenants, and conditions.



     MISSION WEST PROPERTIES, L.P.II           GADZOOX NETWORKS, INC.
     a Delaware limited partnership            a Delaware corporation
     By: Mission West Properties, Inc. G.P.

     By:                                       By:
        --------------------------------          -----------------------------
                  Carl E. Berg                            Michael Parides

     Title: President of General Partner       Title: Chief Executive Officer
           -----------------------------             --------------------------

     Date:                                     Date:
           -----------------------------             --------------------------



                                                                          2 of 2